Exhibit 99.1

AMERICREDIT REPORTS FOURTH QUARTER AND FISCAL YEAR 2008

OPERATING RESULTS

•	4th quarter net loss of $150 million, $1.30 per share

•	Quarterly pre-tax income of $13 million excluding goodwill impairment and restructuring charge

•	Quarterly charge-offs declined sequentially to 5.9%

•	Unrestricted cash balance of $433 million

FORT WORTH, TEXAS August 6, 2008 – AMERICREDIT CORP. (NYSE: ACF) today announced a net loss of $150 million, or $1.30 per share, for its fiscal fourth quarter ended June 30, 2008. AmeriCredit reported net income of $87 million, or $0.66 per share, for the same period a year earlier. For the fiscal year ended June 30, 2008, AmeriCredit reported a net loss of $69 million, or $0.60 per share, compared to net income of $360 million, or $2.73 per share, for the fiscal year ended June 30, 2007.

Net loss for the quarter ended June 30, 2008, included a $135 million after-tax impairment charge ($213 million pre-tax), or $1.17 per share, related to the write-off of goodwill recorded in connection with the acquisitions of Long Beach Acceptance Corp. and Bay View Acceptance Corporation, and a $7 million after-tax restructuring charge ($11 million pre-tax), or $0.06 per share, related to changes in our lending programs and organizational structure.

“Excluding the goodwill impairment and restructuring charge, we earned $13 million pre-tax for the quarter even after significantly increasing loan loss provisions to build our allowance for loan losses,” said AmeriCredit Chief Financial Officer Chris Choate.

The allowance for loan losses as a percentage of receivables increased to 6.3% at June 30, 2008, from 5.7% at March 31, 2008.

Originations were $780 million for the quarter ended June 30, 2008, compared to $2.51 billion for the same quarter last year. Originations for the fiscal year ended June 30, 2008, were $6.29 billion, compared to $8.45 billion for the prior fiscal year. Managed receivables totaled $14.98 billion at June 30, 2008, compared to $15.95 billion at June 30, 2007.

Annualized net charge-offs totaled 5.9% of average managed receivables for the quarter ended June 30, 2008, compared to 3.3% for the quarter ended June 30, 2007. For the fiscal year ended June 30, 2008, net charge-offs were 6.2%, compared to 4.7% last year.

Managed auto receivables 31-to-60 days delinquent were 6.0% of the portfolio at June 30, 2008, compared to 4.7% at June 30, 2007. Accounts more than 60 days delinquent were 2.9% of the portfolio at June 30, 2008, compared to 2.1% a year ago.

“We have taken proactive steps to conserve liquidity and position the business to withstand the weak macroeconomic environment and the dislocation in the capital markets,” said AmeriCredit President and Chief Executive Officer Dan Berce. “Our goal as we manage through this challenging environment is to protect the value of our platform and position the franchise to provide shareholder value well into the future.”

AmeriCredit will host a conference call for analysts and investors today at 5:30 p.m. Eastern time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers across the United States. AmeriCredit has over one million customers and approximately $15 billion in managed auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2007. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize its loan portfolio, the continued availability of credit enhancement for its securitization transactions on acceptable terms, fluctuating interest rates, increased competition, regulatory changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

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AmeriCredit Corp.

Consolidated Statement of Operations

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2008	2007	2008	2007
Revenue:
Finance charge income	$562,184	$591,792	$2,382,484	$2,142,470
Other income	36,216	33,247	159,779	136,093
Servicing income	12	354	819	9,363
Gain on sale of equity investment	—	—	—	51,997

	598,412	625,393	2,543,082	2,339,923

Costs and expenses:
Operating expenses	89,749	106,681	397,814	398,434
Leased vehicles depreciation	12,250	1,207	36,362	1,283
Provision for loan losses	279,145	189,920	1,130,962	727,653
Impairment of goodwill	212,595	—	212,595	—
Interest expense	204,034	194,884	837,412	680,825
Restructuring charges	11,259	(1,482)	20,116	(339)

	809,032	491,210	2,635,261	1,807,856

(Loss) income before income taxes	(210,620)	134,183	(92,179)	532,067
Income tax (benefit) provision	(60,407)	47,328	(22,860)	171,818

Net (loss) income	$(150,213)	$86,855	$(69,319)	$360,249

(Loss) earnings per share:
Basic	$(1.30)	$0.74	$(0.60)	$3.02

Diluted	$(1.30)	$0.66	$(0.60)	$2.73

Weighted average shares	115,299,234	117,999,621	114,962,241	119,155,716

Weighted average shares and assumed incremental shares	115,299,234	131,816,572	114,962,241	133,224,945

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Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	June 30, 2008	March 31, 2008	June 30, 2007
Cash and cash equivalents	$433,493	$484,175	$910,304
Finance receivables, net	14,030,299	14,920,808	15,102,370
Restricted cash – securitization notes payable	982,670	1,009,890	1,014,353
Restricted cash – credit facilities	259,699	254,857	166,884
Property and equipment, net	55,471	58,282	58,572
Leased vehicles, net	210,857	217,342	33,968
Deferred income taxes	317,319	274,657	151,704
Goodwill	—	212,595	208,435
Other assets	257,402	186,273	164,430

Total assets	$16,547,210	$17,618,879	$17,811,020

Credit facilities	$2,928,161	$3,418,571	$2,541,702
Securitization notes payable	10,420,327	10,882,696	11,939,447
Senior notes	200,000	200,000	200,000
Convertible debt	750,000	750,000	750,000
Funding payable	21,519	28,834	87,474
Accrued taxes and expenses	216,387	207,669	199,059
Other liabilities	113,946	145,333	18,188

Total liabilities	14,650,340	15,633,103	15,735,870

Shareholders’ equity	1,896,870	1,985,776	2,075,150

Total liabilities and shareholders’ equity	$16,547,210	$17,618,879	$17,811,020

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Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net (loss) income	$(150,213)	$86,855	$(69,319)	$360,249
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	28,796	12,712	87,479	36,737
Accretion and amortization of fees	9,315	284	29,435	(16,982)
Provision for loan losses	279,145	189,920	1,130,962	727,653
Deferred income taxes	(66,930)	(15,689)	(137,949)	(44,564)
Stock-based compensation expense	2,543	5,855	17,945	20,230
Gain on sale of available for sale securities	—	—	—	(51,997)
Impairment of goodwill	212,595	—	212,595	—
Other	10,421	(1,566)	16,319	(4,241)
Changes in assets and liabilities:
Other assets	3,299	3,139	(38,524)	30,313
Accrued taxes and expenses	8,106	10,431	11,018	21,605

Net cash provided by operating activities	337,077	291,941	1,259,961	1,079,003

Cash flows from investing activities:
Purchase of receivables	(784,543)	(2,549,195)	(6,260,198)	(8,832,379)
Principal collections and recoveries on receivables	1,378,773	1,631,640	6,108,690	5,884,140
Distributions from gain on sale Trusts	—	314	7,466	93,271
Net purchases of property and equipment	(744)	(2,333)	(8,463)	(11,604)
Net purchases of leased vehicles	(6,377)	(24,961)	(198,826)	(28,427)
Proceeds from sale of available for sale securities	—	—	—	62,961
Acquisition of LBAC, net of cash acquired	—	—	—	(257,813)
Net change in restricted cash and other	(3,843)	155,066	(102,802)	(54,218)

Net cash provided (used) by investing activities	583,266	(789,469)	(454,133)	(3,144,069)

Cash flows from financing activities:
Net change in credit facilities	(490,811)	(463,075)	385,611	232,895
Net change in securitization notes payable	(463,088)	1,053,048	(1,524,035)	1,824,679
Proceeds from issuance of senior notes	—	200,000	—	200,000
Net proceeds from issuance of convertible debt	—	—	—	497,376
Repurchase of common stock	—	(90)	(127,901)	(324,054)
Proceeds from issuance of common stock	11,123	10,293	25,174	58,157
Other net changes	(25,100)	(9,038)	(39,024)	(24,309)

Net cash (used) provided by financing activities	(967,876)	791,138	(1,280,175)	2,464,744

Net (decrease) increase in cash and cash equivalents	(47,533)	293,610	(474,347)	399,678
Effect of Canadian exchange rate changes on cash and cash equivalents	(3,149)	1,299	(2,464)	(2,614)
Cash and cash equivalents at beginning of period	484,175	615,395	910,304	513,240

Cash and cash equivalents at end of period	$433,493	$910,304	$433,493	$910,304

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Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2008	2007	2008	2007
Origination volume	$780,446	$2,511,528	$6,293,494	$8,454,600
Loans securitized	920,250	2,764,683	4,634,083	7,659,927

Average on-book receivables	$15,446,441	$15,513,774	$16,059,129	$13,621,386
Average gain on sale receivables	—	26,483	7,107	105,831

Average managed receivables	$15,446,441	$15,540,257	$16,066,236	$13,727,217

	June 30, 2008	March 31, 2008	June 30, 2007
On-book receivables	$14,981,412	$15,820,314	$15,922,458
Gain on sale receivables	—	—	24,091

Managed receivables	$14,981,412	$15,820,314	$15,946,549

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2008	2007	2008	2007
Operating expenses	$89,749	$106,681	$397,814	$398,434

Annualized operating expenses as a percent of average managed receivables	2.3%	2.8%	2.5%	2.9%

Tax rate	28.7%	35.3%	24.8%	32.3%

	June 30, 2008	March 31, 2008	June 30, 2007
Loan delinquency:
On-book:
(% of ending on-book receivables)
31 - 60 days	6.0%	5.3%	4.7%
Greater than 60 days	2.9	2.3	2.1

Total	8.9%	7.6%	6.8%

Managed portfolio:
(% of ending managed receivables)
31 - 60 days	6.0%	5.3%	4.7%
Greater than 60 days	2.9	2.3	2.1

Total	8.9%	7.6%	6.8%

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	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2008	2007	2008	2007
Contracts receiving a payment deferral as an average quarterly percentage of average receivables outstanding:
On-book (% of average on-book receivables)	6.5%	6.1%	6.3%	6.0%

Managed portfolio (% of average managed receivables)	6.5%	6.0%	6.3%	6.0%

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2008	2007	2008	2007
Net charge-offs:
On-book	$227,538	$127,960	$1,000,046	$638,094

Managed portfolio	$227,538	$128,051	$1,000,084	$643,059

Annualized net charge-offs as a percent of average receivables:
On-book	5.9%	3.3%	6.2%	4.7%

Managed portfolio	5.9%	3.3%	6.2%	4.7%

Net recoveries as a percent of gross repossession charge-offs:
On-book	43.6%	51.3%	44.8%	48.8%

Managed portfolio	43.6%	51.3%	44.8%	48.8%

	June 30, 2008	March 31, 2008	June 30, 2007
On-book receivables:
Principal	$14,981,412	$15,820,314	$15,922,458
Allowance for loan losses and nonaccretable acquisition fees	(951,113)	(899,506)	(820,088)

	$14,030,299	$14,920,808	$15,102,370

Allowance as a percentage of on-book receivables	6.3%	5.7%	5.2%

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The Company’s net margin as reflected on the consolidated statement of operations is as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2008	2007	2008	2007
Finance charge income	$562,184	$591,792	$2,382,484	$2,142,470
Other income	36,216	33,247	159,779	136,093
Interest expense	(204,034)	(194,884)	(837,412)	(680,825)

Net margin	$394,366	$430,155	$1,704,851	$1,597,738

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2008	2007	2008	2007
Finance charge income	14.6%	15.3%	14.8%	15.7%
Other income	0.9	0.8	1.0	1.0
Interest expense	(5.3)	(5.0)	(5.2)	(5.0)

Annualized net margin as a percent of average on-book receivables	10.2%	11.1%	10.6%	11.7%

The following is a reconciliation of the Company’s quarterly pre-tax income excluding goodwill impairment and restructuring charges to the Company’s loss before income taxes as reflected on the Company’s consolidated statement of operations (in thousands):

	Three Months Ended June 30, 2008	Fiscal Year Ended June 30, 2008
Pre-tax income, excluding goodwill impairment and restructuring charges	$13,234	$140,532
Less goodwill impairment	(212,595)	(212,595)
Less restructuring charges	(11,259)	(20,116)

Loss before income taxes	$(210,620)	$(92,179)

Contact:

Caitlin DeYoung	Deborah Vestal
(817) 302-7394	(817) 302-7210

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